As Filed With the Securities and Exchange Commission on June 6, 1996
                      Registration Statement No.33-
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                       _______________________
                  FORM S-8 REGISTRATION STATEMENT
                               UNDER
                      THE SECURITIES ACT OF 1933
                        ______________________

                BION ENVIRONMENTAL TECHNOLOGIES, INC.
      (Exact name of registrant as specified in its charter)

              Colorado                                   84-1176672
          (State or other jurisdiction         (IRS Employer Identification No.)
          of incorporation or organization)
                   Bion Environmental Technologies, Inc.
                      555 Seventeenth Street, Suite
                          3310 Denver, Colorado
                                   80202
                             (303) 294-0750
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and place of business)
Bion Environmental Technologies, Inc. Fiscal Year 1994 Incentive Plan
Bion Environmental Technologies, Inc. 1996 Nonemployee Director Stock Plan
                        (Full Title of Plans)
                    Jon Northrop, Chairman and CEO
                 Bion Environmental Technologies,Inc.
                       555 Seventeenth Street,
                   Suite 3310 Denver, Colorado 80202
                            (303) 294-0750
               (Name, address, including zip code, and telephone number,
                         including area code, of agent for service)
                               Copy To:
                      STANLEY F. FREEDMAN, ESQ.
             Krys Boyle Golz Reich Freedman & Scott, P.C.
               600 Seventeenth Street, Suite 2700 South
                     Denver, Colorado  80202-5427
               ________________________________________

                   CALCULATION OF REGISTRATION FEE

                                         Proposed     Proposed
                                          Maximum      Maximum
                            Amount        Offering    Aggregate    Amount of
     Title of Securities    to be         Price Per   Offering   Registration
     to be Registered       Registered     Share1      Price1         Fee

Common Stock, $.00 par value   100,000      $4.25    $425,000       $146.55
Common Stock, $.00 par value   330,928      $4.25    $1,406,444     $484.98

Total Registration Fee                                              $631.53

                    (Footnotes on following page)
___________________
   1 Estimated solely for the purpose of calculating the amount of the registration fee.
   2 Registration fee based upon options to purchase a total of 100,000 shares at varying exercise prices to be issued from time to time pursuant to the Registrant's 1996 Nonemployee Director Stock Plan, calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.
   3 Registration fee based upon shares to be issued in the future from time to time pursuant to the Registrant's Fiscal Year 1994 Incentive Plan , calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.
                               PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


        The document(s) containing the information specified in
Part I of Form S-8 will be sent or given to employees and/or nonemployee directors, as appropriate, as specified by Rule 428(b)(1), and are not being filed with the Commission, either as part of this Registration Statement or as Prospectuses or Prospectus Supplements pursuant to Rule 424, pursuant to the instructions to Part I. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   Item 3.   Incorporation of Documents by Reference.

        The documents listed below in paragraphs (a) through (c) of this Item hereby are incorporated by reference in this Registration Statement. In addition, all documents hereafter filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        (a)  Registrant's Annual Report on Form 10-KSB for
   Registrant's fiscal year ended June 30, 1995, filed pursuant to
   Section 13(a) or 15(d) of the Exchange Act.

        (b)  All other reports filed by Registrant pursuant to
   Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended June 30, 1995.

        (c) Description of Registrant's Common Stock, no par value, as set forth in Item 11 of Registrant's Registration
   Statement on Form 10, as filed with the Commission on June 5, 1991.

   Item 4.   Description of Securities.

        Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

     Not applicable.
Item 6.   Indemnification of Directors and Officers.
     The Colorado Business Corporation Act generally provides that a corporation may indemnify its directors, officers, employees and agents against liabilities and reasonable expenses (including attorneys' fees) incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee, fiduciary or agent of the Corporation, if such person acted in good faith and reasonably believed that his conduct in his official capacity with the Corporation was in the best interests of the Corporation (or, with respect to employee benefit plans, was in the best interests of the participants in or beneficiaries of the plan), and in all other cases his conduct was at least not opposed to the Corporation's best interests. In the case of a criminal proceeding, the director, officer, employee or agent must have had no reasonable cause to believe his conduct was unlawful. The Corporation may not indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of the Corporation if such person is adjudged liable to the Corporation, or in a proceeding in which such person is adjudged liable for receipt of an improper personal benefit. Unless limited by the Corporation's Articles of Incorporation, the Corporation shall be required to indemnify a director or officer of the Corporation who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding. The foregoing indemnification is not exclusive of any other rights to which those indemnified may be entitled under applicable law, the Corporation's Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

     The Corporation's Articles of Incorporation and Bylaws

generally provide for indemnification of directors, officers,

employees and agents to the fullest extent allowed by law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

Item:      Description:

4    Instruments defining the rights of holders, including
     Indentures:

     4.1 Articles of Incorporation of Registrant (as amended) previously filed and incorporated herein by reference.

     4.2  Bylaws of Registrant.

     4.3  Statement of Designations and Preferences of Series B
          Convertible Preferred Stock previously filed and incorporated herein by reference.

5    Opinion re: legality:

     5.1  Opinion of Krys Boyle Golz Reich Freedman & Scott, P.C.
          dated June 6, 1996.

23   Consents of Experts and Counsel:
     23.1 Consent of Krys Boyle Golz Reich Freedman & Scott, P.C.
          (contained in Exhibit 5.1).
     23.2 Consent of Ehrhardt, Keefe, Steiner & Hottman, P.C.,
          Certified Public Accountants (contained in Exhibit
          15.1).
24   Power of attorney:
     Not applicable.
28 Information from reports furnished to state insurance regulatory authorities:

     Not applicable.

99   Additional exhibits:

     None.

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                             SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 6, 1996.

                         BION ENVIRONMENTAL TECHNOLOGIES, INC.


                         By /s/ Jon Northrop, Chairman
                           Jon Northrop, Chairman,
                            Chief Executive Officer and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

   Signatures                 Title                        Date


/s/ Jon Northrop            Chairman of the Board,         June 6, 1996
Jon Northrop                Chief Executive Officer and
                            Secretary (Principal Executive
                            Officer) and Director


/s/ Jere Northrop           President and Director         June 6, 1996
Jere Northrop


/s/ M. Duane Stutzman       Treasurer (Principal Financial June 6, 1996
M. Duane Stutzman           and Accounting Officer) and
                            Director


/s/ Ronald G. Cullis        Director                       June 6, 1996
Ronald G. Cullis


/s/ John Schwanekamp        Director                       June 6, 1996
John Schwanekamp






                          June 6, 1996



Bion Environmental Technologies, Inc. 555
Seventeenth Street, Suite 3310 Denver
Colorado 80202

     Re:  Legality of Issuance of Common Shares

Gentlemen:

     We have acted as counsel for Bion Environmental Technologies, Inc., a Colorado corporation (the "Company"), in connection with the filing of a Registration Statement on Form S8 (the "Registration Statement"), under the Securities Act of 1933, as amended, covering the offer and sale by the Company of up to 100,000 of the Company's Common Shares issuable pursuant to the Company's 1996 Non-employee Director Stock Plan and up to 330,928 shares pursuant to its 1994 Incentive Plan. We have reviewed the corporate action of the Company in connection with these matters and have examined such documents, corporate records and other instruments as we deemed necessary for the purpose of this opinion.

     Based upon the foregoing, it is our opinion that:

     (i) the Company is a corporation duly organized and validly existing under the laws of the State of Colorado;

     (ii) the issuance of the Common Shares has been duly authorized by the Company; and

     (iii) the 430,928 Common Shares offered, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, and when full payment therefor shall have been received by the Company, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration
Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              KRYS BOYLE GOLZ
                              REICH FREEDMAN & SCOTT, P.C.



                              By:   /s/ Stanley F. Freedman, P.C.
                                   Stanley F. Freedman, P.C.

DJR/jab

exhibit 5.1








             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Board of Directors
Bion Environmental Technologies, Inc.
555 17th Street, Suite 3310
Denver, Colorado  80202


We hereby consent to the incorporation by reference of our report on Bion Environmental Technologies, Inc. (the "Company") dated August 10, 1995, into the Company's Registration Statement on Form S-8, and to all references to our firm included in such Registration Statement.



                               /s/ Ehrhardt Keefe Steiner & Hottman PC
                                   Ehrhardt Keefe Steiner & Hottman PC
June 4, 1996
Denver, Colorado

exhibit 15.1